SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 21, 2007
______________________

Date of Report
(Date of Earliest Event Reported)

Nilam Resources Inc.
_______________________________________

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-135980	98-0487414
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

42 Camden Street, Suite 503, Toronto, Ontario		M5V 1V1
(Address of principal executive offices)		(Zip Code)

1-416-823-0915
(Registrant's telephone number, including area code)

N/A
(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

Effective April 21, 2007, Mr. Michael Sklavenitis resigned as the Chief Executive Officer, President, Treasurer, Secretary, and Chairman and Member of the Board of Directors of Nilam Resources Inc. (the “Company”). There have been no disagreements between the Company and Mr. Sklavenitis regarding the Company’s operations, policies or practices.

The Nilam Resources Inc. shareholders elected Ms. Sandhu to the Board of Directors of the Company. The Board of Directors of the Company then appointed Sandy Sandhu as Chief Executive Officer, President, Treasurer, Secretary, and Chairman of the Board of Directors to fill the vacancy created by the resignation of Mr. Sklavenitis. Ms. Sandhu’s appointment to the positions formerly held by Mr. Sklavenitis became effective upon his resignation. Ms. Sandhu has no family relationship with any Nilam Resources Inc. officer, director, or affiliate.

Ms. Sandhu’s was previously employed with CIBC Visa Center, Holt Renfrew and Biotherm. Ms. Sandhu is a graduate of the Blanche Macdonald Center for Applied Design, and is proficient in the English, Punjabi, and Hindi languages.

In conjunction with his resignation from Nilam Resources Inc., Michael Sklavenitis transferred 15,000,000 shares of restricted common stock of Nilam Resources Inc. to Ms. Sandhu.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this current report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 25, 2007	Nilam Resources Inc.

/s/
Sandy Sandhu, President